UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2017 (July 17, 2017)

PUMA BIOTECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35703	77-0683487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Boulevard, Suite 2150

Los Angeles, California 90024

(Address of principal executive offices) (Zip Code)

(424) 248-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 17, 2017, Puma Biotechnology, Inc. (the “Company”) announced that the U.S. Food and Drug Administration (the “FDA”) approved NERLYNX™ (neratinib), formerly known as PB272, a once-daily oral tyrosine kinase inhibitor for the extended adjuvant treatment of adult patients with early stage HER2-overexpressed/amplified breast cancer, following adjuvant trastuzumab-based therapy. The Company expects neratinib to become commercially available in September 2017 and to be marketed as NERLYNX.

FDA approval was based on the Phase III ExteNET trial, a multicenter, randomized, double-blind, placebo-controlled trial of neratinib following adjuvant trastuzumab treatment. Women (n=2,840) with early-stage HER2-positive breast cancer and within two years of completing adjuvant trastuzumab were randomized to receive either neratinib (n=1420) or placebo (n=1420) for one year.

The results of the ExteNET trial demonstrated that after two years of follow-up, invasive disease-free survival (iDFS) was 94.2% in patients treated with neratinib compared with 91.9% in those receiving placebo (HR 0.66; 95% CI: 0.49, 0.90, p=0.008).

The most common adverse reactions (>5%) were diarrhea, nausea, abdominal pain, fatigue, vomiting, rash, stomatitis, decreased appetite, muscle spasms, dyspepsia, AST or ALT increase, nail disorder, dry skin, abdominal distention, weight loss, and urinary tract infection. The most common adverse reaction leading to discontinuation was diarrhea, which was observed in 16.8% of neratinib-treated patients. Hepatotoxicity or increases in liver transaminases led to drug discontinuation in 1.7% of neratinib-treated patients.

The full prescribing information for NERLYNX is available at WWW.NERLYNX.COM. The recommended dose of NERLYNX is 240 mg (six 40 mg tablets) given orally once daily with food, continuously for one year. Antidiarrheal prophylaxis should be initiated with the first NERLYNX dose and continued during the first 2 cycles (56 days) of treatment and as needed thereafter. A Marketing Authorisation Application for neratinib is under review by the European Medicines Agency. The information found on, or otherwise accessible through, WWW.NERLYNX.COM is not incorporated by reference in this Form 8-K and is not a part of this filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements regarding the Company’s expectation that neratinib will become commercially available in September 2017. All forward-looking statements included in this Current Report on Form 8-K involve risks and uncertainties that could cause the Company’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors, which include, but are not limited to, the fact that the Company has no product revenue and no products approved for marketing, the Company’s dependence on PB272, which is still under development and may never receive regulatory approval, the challenges associated with conducting and enrolling clinical trials, the risk that the results of clinical trials may not support the Company’s drug candidate claims, even if approved, the risk that physicians and patients may not accept or use the Company’s products, the Company’s reliance on third parties to conduct its clinical trials and to formulate and manufacture its drug candidates, risks pertaining to securities class action, derivative and defamation lawsuits, the Company’s dependence on licensed intellectual property, and the other risk factors disclosed in the periodic reports filed by the Company with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update these forward-looking statements, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUMA BIOTECHNOLOGY, INC.

Date: July 18, 2017	By:	/s/ Alan H. Auerbach
Alan H. Auerbach
Chief Executive Officer and President